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                                                                    EXHIBIT 10.1

                  AMENDMENT NUMBER ONE TO THE METLIFE DEFERRED
                         COMPENSATION PLAN FOR OFFICERS
                (As amended and restated as of November 1, 2003)

      WHEREAS, the MetLife Deferred Compensation Plan for Officers, as last amended and restated November 1, 2003 (the "PLAN"), was adopted to permit certain eligible employees voluntarily to defer the payment of certain types of compensation;

      WHEREAS, certain other nonqualified deferred compensation arrangements have been entered into with employees who are eligible to participate in the Plan, which arrangements either expressly or implicitly incorporate aspects of the Plan, and/or are otherwise administered, in whole or in part, in a manner consistent with the administration of the Plan;

      WHEREAS, to facilitate the administration of such other arrangements, it has been recommended that such arrangements be incorporated into the Plan (cognizant of the need to preserve the differences from the Plan terms mandated by such arrangements, including, but not limited to, in order to avoid subjecting the amounts deferred under such arrangements and the Plan to the additional taxes imposed under Section 409A of the Internal Revenue Code of 1986, as amended);

      WHEREAS, pursuant to Section 20 of the Plan, the Plan Administrator has reserved the right to amend the Plan;

      NOW, THEREFORE, the Plan is hereby amended in the manner set forth below:

      1. Section 2 is amended to add a new Section 2.7 at the end thereof, to read as follows:

            2.7. The Plan Administrator may permit other non-qualified deferred compensation arrangements between an Eligible Associate and any MetLife Company or an affiliate of any MetLife Company, whether or not elective, to be administered under and treated as part of the Plan. The Plan Administrator shall establish a separate Alternative Compensation Account for an Eligible Associate who is party to a non-qualified deferred compensation arrangement treated as part

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      of the Plan. Unless otherwise specified herein, on Annex I or by the Plan
      Administrator in writing, the general provisions of the Plan shall apply to any such Alternative Compensation Account, including without limitation, those provisions related to (i) the value of the Alternative Contribution Account (including the Investment Tracking of such Account),
      (ii) the timing, number and form of payments from such Account and (iii) the designation of any beneficiary(ies) to receive payment from such Account upon the death of the Participant. Notwithstanding the immediately preceding sentence, unless otherwise provided by the terms of the applicable non-qualified deferred compensation arrangement as in effect on October 3, 2004, no distribution shall be made from any Alternative Contribution Account pursuant to Section 12, 13 or 14 of the Plan.

      2.    Section 10 is amended to add a new Section 10.3.11 at the end of
Section 10.3 thereof, to read as follows:

            10.3.11. Notwithstanding anything in this Section 10.3 to the contrary, payment in respect of any Alternative Compensation Account shall not be accelerated from the date payment would have been made under the corresponding nonqualified deferred compensation arrangement, as identified on Annex I or as otherwise specified in writing by the Plan Administrator.

      3. Section 21 is amended to new Sections 21.2 and 21.3 thereto, to read as follows, and to appropriately renumber all other sections thereof to reflect the addition of such Section:

      21.2 "Alternative Compensation Account" means a record-keeping account established for the benefit of an Eligible Associate in which is credited such amounts of compensation as are deferred under the nonqualified deferred compensation arrangement to which such Account relates.

      21.3 "Annex I" means the schedule established by the Plan Administrator, as the same may be amended by the Plan Administrator at any time and from time to time, on which is specified the terms of any non-qualified deferred compensation arrangement that is to be administered as part of the Plan that deviate from the general terms of the Plan. Annex I, as in effect from time to time, is expressly incorporated herein by reference and made a part hereof.

                                       2
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      4.    Section 21 is further amended to add a new second sentence to
Section 21.11 (as renumbered pursuant to item 3 of this Amendment), "Deferred Compensation Account", to read as follows:

      To the extent the context so requires, the term Deferred Compensation Account, as applied to any Participant, shall also include any Alternative Compensation Account established for the benefit of such Participant.

      5. Section 21 is further amended to add a new second sentence at the end of Section 21.23 (as renumbered pursuant to item 3 of this Amendment), "Participant", to read as follows:

      To the extent that the context so requires, the term Participant shall also include any Eligible Associate for whose benefit an Alternative Compensation Account has been established under the Plan.

      6. The Plan is further amended to add at the end thereof of a new Annex I, as is attached hereto, which is incorporated herein by reference and made a part hereof.

      7. Except as otherwise expressly provided herein, the Plan shall continue in full force and affect, without amendment. For the avoidance of doubt, nothing in this amendment shall, or shall be construed to, amend or modify any provision or term of the Plan with respect to amounts otherwise credited thereunder immediately prior to the execution of this Amendment.

      IN WITNESS WHEREOF, the amendment to the MetLife Deferred Compensation Plan has been executed by the Plan Administrator thereof, on this 4th day of May, 2005.



PLAN ADMINISTRATOR

/s/ Graham Cox
__________________________

                                       3
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
                             EFFECTIVE DATE OF
                                ARRANGEMENT                                                   TIMING OF DISTRIBUTIONS
   NAME OF ELIGIBLE         AND INITIAL DEFERRED          INVESTMENT TRACKING, IF                 FROM ALTERNATIVE
       ASSOCIATE                   AMOUNT                   DIFFERENT FROM PLAN                 COMPENSATION ACCOUNT
---------------------------------------------------------------------------------------------------------------------------
Robert Benmosche        July 20, 1995 (Sign-on bonus  Investment tracking to be based    Lump sum distribution upon
                        subject to 5 year vesting     solely on interest rate            retirement from service as an
                        condition)                    credited under MetLife SIP         employee of the MetLife Companies
                                                      Fixed Income Fund (as referenced
                                                      in Section 6.2 of the Plan) at
                                                      time of deferral

                        $400,000

Robert Benmosche        April 1, 1996 (elective       Investment tracking to be based    10 approximately equal annual
                        deferral of portion of        solely on interest rate credited   installments (adjusted for
                        future 1996 monthly salary)   under MetLife SIP Fixed Income     interest accrued) commencing in
                                                      Fund (as referenced in Section     June, 2009
                                                      6.2 of the Plan) at time of
                                                      deferral

                        $12,000 per month (aggregate
                        deferral of $108,000)

Robert Benmosche        January 1, 1997 (elective     Investment tracking to be based    10 approximately equal annual
                        deferral of portion of        solely on interest rate credited   installments (adjusted for interest
                        future 1997 monthly salary)   under MetLife SIP Fixed Income     accrued) commencing in June, 2009
                                                      Fund (as referenced in Section
                                                      6.2 of the Plan) at time of
                                                      deferral

                        $22,000 per month (aggregate
                        deferral of $264,000)

Lisa Weber              February 4, 1998 (Sign-on     N/A -- Investment Tracking in      In five annual installments
                        bonus subject to 5 year       accordance with terms of the Plan  commencing upon termination of
                        vesting condition)                                               service as an employee of the
                                                                                         MetLife Companies
                        $750,000